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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report


     Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of report (date of earliest event reported): February 10, 2005


                        Phibro Animal Health Corporation
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             (Exact name of registrant as specified in its charter)


          New York                       333-64641                13-1840497
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(State or other jurisdiction of   (Commission File Number)      (IRS Employer
       incorporation)                                        Identification No.)


                               65 CHALLENGER ROAD
                        RIDGEFIELD PARK, NEW JERSEY 07660
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               (Address of principal executive offices) (Zip Code)


                                 (201) 329-7300
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              (Registrant's telephone number, including area code)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 7.01 Regulation FD Disclosure

         Phibro Animal Health Corporation (the "Company"), issued a press release on February 14, 2005, announcing the formation of PAHC Holdings Corporation ("PAHC Holdings"), a holding company for the capital stock of the Company formed by certain of the shareholders of the Company, and the successful completion of a private offering by PAHC Holdings of $29 million of its senior secured notes due 2010 ("HoldCo Notes"). The proceeds from the sale of the HoldCo Notes, upon release from escrow, will be used, directly or indirectly, to redeem the Company's Series C Preferred Stock, all of which is held by Palladium Equity Partners II LP and certain of its affiliates. It is contemplated that such redemption will occur on or before February 28, 2005. Jefferies & Company, Inc. acted as the initial purchaser of the HoldCo Notes. A copy of the press release is attached as Exhibit 99.1 to this Report.

         PAHC Holdings was formed by Jack Bendheim, Marvin S. Sussman and trusts for the benefit of Mr. Bendheim and his family exchanging all of their shares of Series A Preferred Stock and Class B Common Stock and Mr. Bendheim exchanging fifty percent (50%) of his shares of Class A Common Stock, for the same number and class of shares of PAHC Holdings, having the same designations, relative rights, privileges and limitations as the Company's shares of such class.

         The HoldCo Notes are to be secured by all of PAHC Holding's assets (now consisting solely of capital stock of the Company and, until disbursed, proceeds of the HoldCo Notes in escrow). Currently, such pledge covers all of the Company's Series A Preferred Stock and Class B Common Stock, the Company's non-voting classes of stock. In connection with the release of the proceeds of the HoldCo Notes and following the redemption of the Company's Series C Preferred Stock, Mr. Bendheim will contribute to PAHC Holdings the balance of the Company's Class A Common Stock, the Company's voting stock, resulting in PAHC Holdings owning all of the outstanding capital stock of the Company, and all of the Company's Class A Common Stock will be pledged as security for the HoldCo Notes. If on March 1, 2005, the Company has not redeemed its outstanding Series C Preferred Stock from escrow, PAHC Holdings will be required to redeem the HoldCo Notes, primarily with the proceeds of the HoldCo Notes placed in escrow. The HoldCo Notes and such security interest are effectively subordinated to all liabilities, including the Company's and its subsidiaries' trade payables, as well the Company's indenture indebtedness. Interest on the HoldCo Notes is payable at the option of PAHC Holdings in cash or pay-in-kind HoldCo Notes.

         The information being furnished under Item 7.01 of this Report shall not be considered "filed" for purposes of the Securities Exchange Act of 1934, as amended.

         This Report includes statements that, to the extent that they are not recitations of historical fact, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act of 1934. Such forward-looking information involves risks and uncertainties that could cause actual results to differ materially from those expressed in any such forward-looking statements. These risks and uncertainties include, but are not limited to, the Company's


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substantial leverage and potential inability to service its debt; the Company's dependence on distributions from its subsidiaries; risks associated with the Company's international operations and significant foreign assets; the Company's dependence on its Israeli operations; competition in each of the Company's markets; potential environmental liability; potential legislation affecting the use of medicated feed additives; extensive regulation by numerous government authorities in the United States and other countries; the Company's reliance on the continued operation and sufficiency of our manufacturing facilities; the Company's reliance upon unpatented trade secrets; the risks of legal proceedings and general litigation expenses; potential operating hazards and uninsured risks; the risk of work stoppages; the Company's dependence on key personnel; and other factors discussed in the Company's filings with the U.S. Securities and Exchange Commission.

         Undue reliance should not be placed on forward-looking statements, which speak only as of the date of this Report.

         All subsequent written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this Report and any other cautionary statements that may accompany such forward-looking statements. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless the securities laws require the Company to do so.

Item 9.01 Financial Statements and Exhibits

(c)      Exhibits


Exhibit No.                Description
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99.1                       Press Release issued February 14, 2005
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PHIBRO ANIMAL HEALTH CORPORATION



Dated: February 14, 2005            By: /s/ Richard G. Johnson
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                                          Richard G. Johnson
                                          Chief Financial Officer
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                                  EXHIBIT INDEX

Exhibit No.                Description
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99.1                       Press release dated February 14, 2005